UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2005
Date of Report (Date of earliest event reported)

Providian Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12897	94-2933952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 543-0404.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: AMENDMENT NO.2 TO RIGHTS AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

     On June 5, 2005, Washington Mutual, Inc. (“Washington Mutual”) and Providian Financial Corporation (“Providian”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Providian would merge with and into Washington Mutual, with Washington Mutual continuing as the surviving corporation (the “Merger”).

     Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, shareholders of Providian will receive consideration based on a fixed exchange ratio of 0.45 Washington Mutual common shares (the “Exchange Ratio”) for each Providian share. The merger consideration will be paid 89 percent in stock and 11 percent in cash. The stock consideration will be determined by multiplying the Exchange Ratio by 0.89, and the cash consideration will be determined by multiplying the Exchange Ratio by the product of 0.11 and the average closing stock price of Washington Mutual for the 10 trading days immediately preceding completion of the Merger. Providian stock options and other equity-based awards (other than restricted shares) will, upon the completion of the Merger, vest and be converted into corresponding options and equity-based awards of Washington Mutual based on the Exchange Ratio. Providian restricted shares will, upon completion of the Merger, vest and be converted into the right to receive the same amount and type of merger consideration as all other stockholders of Providian are entitled to receive.

     Washington Mutual and Providian have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the consummation of the Merger. In addition, Providian has agreed, subject to certain exceptions, to cause a stockholder meeting to be held to consider approval of the Merger and that the Providian Board of Directors will recommend approval by its stockholders of the Merger Agreement. Providian has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of Providian’s stockholders, (ii) receipt of regulatory approvals and the absence of the imposition of any materially burdensome restriction in connection with receipt of such approvals, (iii) the other party’s representations and warranties in the Merger Agreement being true and correct, subject to the materiality standards contained in the Merger Agreement, (iv) material compliance of the other party with its covenants, (v) absence of any law or order prohibiting the consummation of the Merger, and (vi) the delivery of customary opinions from counsel to each of Washington Mutual and Providian that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

     The Merger Agreement contains certain termination rights for both Washington Mutual and Providian, and further provides that, upon termination of the Merger Agreement under specified circumstances, Providian may be required to pay Washington Mutual a termination fee of up to $225,000,000.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

     The Merger Agreement contains representations and warranties that Washington Mutual and Providian made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Washington Mutual and Providian and may be subject to important qualifications and limitations agreed to by Washington Mutual and Providian in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties were used for the purpose of allocating risk between Washington Mutual and Providian rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

     This communication is being made in respect of the proposed merger transaction involving Washington Mutual and Providian. In connection with the proposed transaction, Washington Mutual and Providian will prepare a registration statement on Form S-4 containing a proxy statement/prospectus for the shareholders of Providian to be filed with the SEC, and each will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The final proxy statement/prospectus will be mailed to Providian’s shareholders. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Internet site (http://www.sec.gov). The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Washington Mutual’s website at www.wamu.com under the tab “About WaMu” and then under the heading “Investor Relations” or by accessing Providian’s website at www.providian.com under the tab “About Providian” and then under the heading “Investor Relations”.

     Washington Mutual, Providian and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Washington Mutual’s directors and executive officers is available in Washington Mutual’s proxy statement for its 2005 annual meeting of shareholders and Washington Mutual’s 2004 Annual Report on Form 10-K, which were filed with the SEC on March 23, 2005 and March 14, 2005, respectively, and information regarding Providian’s directors and executive officers is available in Providian’s proxy statement for its 2005 annual meeting of shareholders and Providian’s 2004 Annual Report of Form 10-K, which were filed with the SEC on March 31, 2005. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Providian shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 3.03 Material Modification to Rights of Security Holders.

     In connection with the Merger Agreement, Providian amended the Rights Agreement, dated June 1, 1997, as amended, between Providian and EquiServe, Inc. and EquiServe Trust Company, N.A., as successors-in-interest to First Chicago Trust Company of New York, which governs the Company’s preferred share purchase rights. The amendment provides that (i) no Distribution Date or Shares Acquisition Date (each as defined in the Rights Agreement) will occur as a result of the execution of the Merger Agreement or the completion of the Merger, (ii) neither Washington Mutual nor any of its affiliates will become an Acquiring Person (as defined in the Rights Agreement) as a result of the execution of the Merger Agreement and (iii) the Rights will expire immediately prior to the completion of the Merger.

     The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 5, 2005, by and between Washington Mutual, Inc. and Providian Financial Corporation.

4.1	Amendment No. 2, dated June 5, 2005, to Rights Agreement, dated June 1, 1997, as amended, between Providian Financial Corporation and EquiServe, Inc. and EquiServe Trust Company, N.A., as successors-in-interest to First Chicago Trust Company of New York, as Rights Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDIAN FINANCIAL CORPORATION

Dated: June 9, 2005	By:	/s/ Anthony F. Vuoto

Anthony F. Vuoto
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 5, 2005, by and between Washington Mutual, Inc. and Providian Financial Corporation.

4.1	Amendment No. 2, dated June 5, 2005, to Rights Agreement, dated June 1, 1997, as amended, between Providian Financial Corporation and EquiServe, Inc. and EquiServe Trust Company, N.A., as successors-in-interest to First Chicago Trust Company of New York, as Rights Agent